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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 filed pursuant to Rule 462(b) of our report dated February 19, 1997, except as to Note 16, which is as of March 14, 1997, relating to the financial statements of Converse Inc. for the two year period ended December 28, 1996, appearing in and incorporated by reference into Converse Inc.'s Registration Statement on Form S-3 (No.333-23791). We also consent to the application of such report to the Financial Statement Schedule for the two years ended December 28, 1996, which is included in Converse Inc.'s Annual Report on Form 10-K and Form 10-K/A when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this Financial Statement Schedule. We also consent to the reference to us under the heading "Experts" in the Registration Statement on Form S-3 (No. 333-23791).

PRICE WATERHOUSE LLP

Boston, Massachusetts
May 15, 1997